UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2008

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2008, the Federal Home Loan Bank of Pittsburgh (the "Bank"), entered into a Lending Agreement (the "Agreement") with the United States Department of the Treasury (the "Treasury"). Each of the other 11 Federal Home Loan Banks (together with the Bank, the "FHLBanks") has also entered into its own Lending Agreement with the Treasury that is identical to the Agreement entered into by the Bank. The FHLBanks entered into these Lending Agreements in connection with the Treasury’s establishment of a Government Sponsored Enterprise Credit Facility ("GSECF") that is designed to serve as a contingent source of liquidity for the housing government-sponsored enterprises, including the FHLBanks. The Housing and Economic Recovery Act of 2008 provided the Treasury with the authority to establish the GSECF.

The Agreement sets forth the terms under which an FHLBank may, in accordance with the Housing and Economic Recovery Act of 2008, borrow from and pledge collateral to the Treasury. Under the Agreement, any extensions of credit by the Treasury to the FHLBanks, or any FHLBank, would be the joint and several obligations of all 12 of the FHLBanks and would be consolidated obligations (issued through the FHLBanks’ Office of Finance) pursuant to part 966 of the rules of the Federal Housing Finance Agency (12 C.F.R. part 966), as successor to the Federal Housing Finance Board.

Loans under the Agreement are to be secured by collateral acceptable to the Treasury, which consists of FHLBank advances to members that have been collateralized in accordance with regulatory standards and mortgage-backed securities issued by the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac"). Each type of collateral will be discounted as set forth in the Agreement. Each FHLBank grants a security interest to the Treasury only in collateral that is identified on a listing of collateral, identified on the books or records of a Federal Reserve Bank as pledged by the FHLBank to the Treasury, or in the possession or control of the Treasury.

The interest rate applicable to a loan under the Agreement shall be the rate as from time to time established by the Treasury. If all or any portion of the principal and interest on a loan are not paid when due, interest on the unpaid portion shall be calculated at a rate 500 basis points higher than the applicable rate then in effect until the unpaid portion is paid in full. The principal and interest on a loan are immediately due and payable on demand, on the due date and time specified by the Treasury in writing or upon the occurrence of certain events of default. Voluntary prepayments of loans are permissible without penalty, subject to certain conditions pertaining to minimum notice.

The Agreement requires an FHLBank promptly to notify the Treasury if it fails or is about to fail to meet applicable regulatory capital requirements and to maintain its organizational existence. The Agreement contains restrictions on the ability of an FHLBank to create liens on the collateral or to dispose of the collateral.

The Agreement contains events of default, including nonpayment of principal, interest, fees or other amounts owed to the Treasury when due; violation of covenants; the occurrence of certain bankruptcy events; inaccuracy of representations and warranties; the actual or asserted invalidity of any loan document; and encumbrances, levies, judicial seizure of, or an attachment upon the collateral. In addition, it is an event of default if the Secretary of the Treasury determines that Treasury’s position is insecure with respect to the financial condition of an FHLBank or the FHLBank’s ability to perform its obligations under the Agreement.

If an event of default occurs and is continuing, the Treasury may debit the FHLBank’s account or set-off any amount owed by the Treasury to the FHLBank; exercise any right of set-off against the FHLBank’s property in the Treasury’s possession or control; take possession of any collateral; and pursue all other remedies available to collect, enforce or satisfy an obligation, including disposing of the collateral or satisfying the amount against any other FHLBank on the basis that the obligation is a consolidated obligation.

The Treasury may amend the Agreement without prior notice at any time. Any amendment of the Agreement by the Treasury will not modify the terms of any loans outstanding at the time of the amendment.

The Agreement terminates on December 31, 2009 but will remain in effect as to any loan outstanding on that date. An FHLBank may terminate its consent to be bound by the Agreement prior to that time so long as no loan is then outstanding to the Treasury.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement is a summary only and is qualified in its entirety by the terms of the Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Agreement is hereby incorporated into Item 2.03 by reference. The GSECF is a lending facility that will provide secured funding on an as-needed basis under terms and conditions established by the Treasury. The GSECF will offer liquidity if needed until December 31, 2009. The Treasury has announced that loans will be for short-term durations and would in general be expected to be for less than one month but no shorter than one week.

Item 7.01 Regulation FD Disclosure.

On September 9, 2008, the Bank issued a letter to members regarding the Agreement. As noted in the letter, the Bank does not have any immediate plans to access funding under the Agreement. Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the member letter. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Information

The information contained herein and in the attached member letter includes statements reflecting assumptions, expectations, projections, intentions or beliefs about future events, including plans to not access funding under the Agreement, that are intended as "forward-looking statements." These statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Bank’s control and which may cause the Bank’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements may not be realized due to a variety of factors, including, without limitation: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rates; political, national and world events; and adverse developments or events affecting or involving other Federal Home Loan Banks, GSEs or the FHLBank System in general. Additional factors that might cause the Bank's results to differ from these forward-looking statements are provided in detail in the Bank’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All written or oral statements that are made by or are attributable to the Bank are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Bank has no obligation and does not undertake publicly to update, revise or correct any of the forward-looking statements after the date of this current report, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibits
10.1 United States Department of the Treasury Lending Agreement, dated September 9, 2008.
99.1 Letter to members issued by the Bank, dated September 9, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

September 9, 2008	By:	Kristina K. Williams

Name: Kristina K. Williams
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	United States Department of the Treasury Lending Agreement, dated September 9, 2008.
99.1	Letter to members issued by the Bank, dated September 9, 2008.